Confidential Treatment Requested. Confidential portions of this document have been redacted and separately filed with the Commission.

THIRD EXTENSION AGREEMENT

Between

YEDA RESEARCH AND DEVELOPMENT CO. LTD.
of P.O. Box 95, Rehovot 76100, Israel
(hereinafter “Yeda”)

and

XTL BIOPHARMACEUTICALS LTD.
of Kiryat Weizmann
PO Box 370
Rehovot 76100, Israel
(hereinafter “the Company”)

WHEREAS
Yeda and the Company have entered into a Research and Licence Agreement dated April 7, 1993 (hereinafter “the Main Agreement”) which was extended in an Amendment of the Research and Licence Agreement on August 31, 1995 (hereinafter “the Amendment Agreement”) and in the Second Extension Agreement on August 12, 1996 (“the Second Extension Agreement”); and

WHEREAS	Yeda and the Company desire to further extend the Research Period and agree to the 1998 Budget and the 1998 Research Plan (as these terms are hereinafter defined) for said period;

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1,	Appendices

The Appendix listed below which is attached hereto shall constitute an integral part hereof:

Appendix 1 - the 1998 Research Programme and Budget

2.	Definitions

2.1.	“Yeda” shall mean Yeda Research and Development Co. Ltd. of P.O. Box 95, Rehovot 76100, Israel.

2.2.	“The Company” shall mean XTL Biopharmaceuticals Ltd., of Kiryat Weizmann, P.O. Box 370, Rehovot 76100, Israel.

2.3.	“The Main Agreement” shall mean the Research and Licence Agreement between Yeda and the Company, dated April 7, 1993.

2.4.	“The Amendment Agreement” shall mean the Amendment of Research and Licence Agreement dated August 31, 1995.

2.5.	“The Second Extension Agreement” shall mean the agreement extending the Research Period untill August 31, 1997.

2.6.
“The 1998 Research” shall mean the Research contemplated under the 1998 Research Programme. The term “Research” in the Main Agreement shall be deemed to include the 1998 Research and the Research performed under the Amendment Agreement and the Second Extension Agreement.

2.7.	“The 1998 Research Programme” shall mean the research programme attached hereto as Appendix 1.

2.8.	“The 1998 Research Period” shall mean the period commencing on September 1, 1997 and ending on August 31, 1998.

2.9.	“The 1998 Budget” shall mean the Budget for the Research as set forth in Appendix 1 attached hereto.

3.
This Third Extension Agreement shall be read together with the Second Extension Agreement , the Amendment Agreement and the Main Agreement and subject to the amendments and modifications contained herein, the provisions of said Second Extension Agreement, Amendment Agreement and Main Agreement shall remain unaltered and in full force and effect. Any words and phrases included in this Third Extension Agreement which are defined in the Main Agreement or the Amendment Agreement, shall (unless the context otherwise requires) have the same meaning attributed to such words or phrases in the Main Agreement.

4.	Performance of the 1998 Research

In consideration of the sums to be paid by the Company pursuant to Paragraph 5 below and subject to the execution of such payments, Yeda undertakes to procure the performance at the Institute of the 1998 Research in accordance with the 1998 Research Programme in whole or in part at the discretion of and under the supervision of the Scientist during the 1998 Research Period.

5.	Funding of the 1998 Research

***** Confidential material redacted and filed separately with the Commission.

The Company shall provide Yeda with the total amount of US$ ***** United States Dollars to be used for financing the performance of the 1998 Research under Paragraph 3 above.

The funds shall be paid in *****, one payable in advance on November 15, 1997 and the other on March 1, 1998.

IN WITNESS WHEREOF OF the parties have caused their respective representatives to execute this Agreement in two (2) counterparts, each of which shall be deemed as original.

__________________________ for XTL BIOPHARMACEUTICALS LTD.	_____________________________ for YEDA RESEARCH AND DEVELOPMENT CO. LTD.

By: ________________________ Title: _______________________ Date: ______________________	By: ________________________ Title: _______________________ Date: ______________________

I hereby confirm that I have read the above Agreement and I agree to act, to the best of my ability, in accordance with the terms and conditions of this Agreement insofar as it relates to me.

_________________________	__________________________
*****	Date:

***** Confidential material redacted and filed separately with the Commission.

Appendix 1

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*****

1.	*****

a.	*****
b.	*****
c.	*****

2.	*****

*****

*****

*****

*****

*****

Note that confidential treatment has been requested and one (1) page of material from this Appendix 1 has been omitted and filed separately with the Commission.